NEW JERSEY RESOURCES CORPORATION

EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY	STATE OF INCORPORATION

New Jersey Natural Gas Company	New Jersey

NJR Service Corporation	New Jersey

NJR Energy Services Company	New Jersey

NJR Clean Energy Ventures Corporation	New Jersey
Subsidiary:
NJR Clean Energy Ventures II Corporation	New Jersey
Subsidiaries:
Carroll Area Wind Farm, LLC (Limited Liability Company)	Iowa
Alexander Wind Farm, LLC (Limited Liability Company)	Delaware
Ringer Hill Wind, LLC (Limited Liability Company)	Delaware
Bernards Solar, LLC (Limited Liability Company)	New Jersey
Medicine Bow Wind, LLC (Limited Liability Company)	Delaware
NJR Clean Energy Ventures III Corporation	New Jersey

NJR Energy Investments Corporation	New Jersey
Subsidiaries:
NJR Midstream Holdings Corporation	New Jersey
Subsidiaries:
NJNR Pipeline Company	New Jersey
NJR Pipeline Company	New Jersey
Subsidiary:
Adelphia Gateway, LLC (Limited Liability Company)	Delaware
NJR Storage Holdings Company	Delaware
Subsidiary:
NJR Steckman Ridge Storage Company	Delaware

NJR Retail Holdings Corporation	New Jersey
Subsidiaries:
Commercial Realty and Resources Corporation	New Jersey
Phoenix Fuel Management Company	New Jersey
NJR Home Services Company	New Jersey
Subsidiary:
NJR Plumbing Services, Inc	New Jersey